LIBERTY ALL-STAR GROWTH FUND, INC.
THIS VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any voting instruction form previously given.

This voting instruction form, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this voting instruction form will be voted FOR Proposals No. 2 and 4 in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. Please refer to the Proxy Statement for a discussion of Proposals No. 2 and 4.

PLEASE VOTE, DATE AND SIGN BELOW AND TO THE RIGHT AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Proposal No. 2 – The Board of Directors recommends a vote FOR all the nominees listed.

To Elect (2) Directors of the Fund:

1)

George R. Gaspari

2)

Richard W. Lowry

Proposal No. 4 – The Board of Directors recommends a vote FOR the Portfolio Management Agreement among the Growth Fund, ALPS Advisors, Inc. and Mazama Capital Management Inc.

Authorized Signatures – This section must be completed for your vote to be counted. – Date and sign Below and to the right

Please sign this voting instruction form exactly as your name(s) appear(s) in the records of the Fund. If joint owners, either may sign. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting.  The Following Material is available at www.proxyvote.com

ENTER YOUR VOTING INSTRUCTIONS AT 1-800-454-8683
OR WWW.PROXYVOTE.COM UP UNTIL 11:59 PM EASTERN TIME
THE DAY BEFORE THE CUT-OFF OR MEETING DATE.

White Voting Instruction Form

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE:  X

LIBERTY ALL-STAR GROWTH FUND, INC. 4/29/10

PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN "X" IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK ONLY SEE VOTING INSTRUCTIONS NO. 3 ON

FOR ALL NOMINEES WITHHOLD ALL NOMINEES WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW. ______________________________________	ACCOUNT NO: CUSIP: CONTROLNO: CLIENTNO:
FOR AGAINST ABSTAIN	PLACE "X" HERE IF YOU PLAN TO ATTEND AND VOTE YOUR >>> SHARES AT THE MEETING
______________________________________ SIGNATURE(S) DATE